Exhibit 99.1

Contacts:
Raymond Jones	Katie Curnutte
Investor Relations	Public Relations
ir@zillowgroup.com	press@zillow.com

ZILLOW GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2017 RESULTS

•	Achieved full year 2017 record Revenue of nearly $1.1 billion, up 27% year-over-year.

•	Fourth quarter record Revenue of $282.3 million, up 24% year-over-year.

•	More than 151 million average monthly unique users visited Zillow Group brands’ mobile apps and websites during the fourth quarter of 2017.

•	Visits to Zillow Group brands’ mobile apps and websites increased 21% year-over-year to more than 1.4 billion in the fourth quarter of 2017.

SEATTLE – February 8, 2018 – Zillow Group, Inc. (NASDAQ:Z) (NASDAQ:ZG), which houses a portfolio of the largest and most vibrant real estate and home-related brands on mobile and the web, today announced its consolidated financial results for the quarter and full year ended December 31, 2017.

“Zillow Group had another fantastic year of record results in 2017 and exceeded $1 billion in revenue for the first time,” said Zillow Group CEO Spencer Rascoff. “We successfully transitioned advertisers to an auction-based pricing model, launched RealEstate.com, and continued to grow our emerging marketplaces, including two strategic acquisitions. We believe the next phase of our company’s evolution will make Zillow Group an even more meaningful part of the home-shopping experience. In 2018, we plan to deliver better experiences for consumers buying, selling or renting a home, and strengthen our partnerships with real estate professionals by aligning our growth with their success.”

Fourth Quarter 2017 Financial Highlights

•	Revenue increased 24% to a record $282.3 million from $227.6 million in the fourth quarter of 2016.

•	Marketplace Revenue increased 26% to $265.6 million from $210.6 million in the fourth quarter of 2016.

•	Premier Agent Revenue increased 21% to $199.5 million from $164.3 million in the fourth quarter of 2016.

•	Other Real Estate Revenue[1] increased 60% to $47.6 million from $29.8 million in the fourth quarter of 2016.

[1]	Other Real Estate Revenue primarily includes revenue generated by Zillow Group Rentals and New Construction, as well as revenue from the sale of various other advertising and business software solutions.

•	Mortgages Revenue increased 12% to $18.5 million from $16.5 million in the fourth quarter of 2016.

•	Display Revenue decreased 1% to $16.7 million from $17.0 million in the fourth quarter of 2016, consistent with the company’s strategy to deemphasize display advertising in the user experience and instead focus on growth in marketplace revenue.

•	GAAP net loss was $77.2 million in the fourth quarter of 2017, or (27)% of Revenue, which includes the impact of a $174.0 million non-cash impairment charge recorded in connection with Trulia’s trade names and trademarks indefinite-lived intangible asset, compared to GAAP net loss of $23.5 million in the fourth quarter of 2016, or (10)% of Revenue.

•	Adjusted EBITDA was $70.9 million in the fourth quarter of 2017, or 25% of Revenue, which was an increase from $54.7 million in the fourth quarter of 2016, or 24% of Revenue.

Full Year 2017 Financial Highlights

•	Revenue increased 27% to a record $1,076.8 million from $846.6 million in 2016.

•	Marketplace Revenue increased 29% to $1,007.2 million from $778.1 million in 2016.

•	Premier Agent Revenue increased 26% to $761.6 million from $604.3 million in 2016.

•	Other Real Estate Revenue increased 61% to $165.0 million from $102.6 million in 2016.

•	Mortgages Revenue increased 13% to $80.6 million from $71.1 million in 2016.

•	Display Revenue increased 2% to $69.6 million from $68.5 million in 2016.

•	GAAP net loss was $94.4 million, or (9)% of Revenue, which includes the impact of the $174.0 million non-cash impairment charge, compared to GAAP net loss of $220.4 million in 2016, or (26)% of Revenue, which includes the impact of a $130.0 million litigation settlement.

•	Adjusted EBITDA was $236.3 million, or 22% of Revenue, which was an increase from $14.8 million in 2016, or 2% of Revenue.

Fourth Quarter 2017 Operating and Business Highlights

•	More than 151 million average monthly unique users visited Zillow Group brands’ mobile apps and websites during the fourth quarter of 2017, an increase of 8% year-over-year.

•	Visits to Zillow Group brands’ mobile apps and websites Zillow®, Trulia®, StreetEasy® (included as of March 2017) and RealEstate.com (included as of June 2017) increased 21% year-over-year to more than 1.4 billion during the fourth quarter of 2017. Premier Agent revenue per visit increased 1% to $0.139 from $0.138 in the same period last year.

•	The number of Premier Agent® advertisers, including brokerages and other teams, spending more than $5,000 per month grew by 70% year-over-year and increased 64% on a total dollar basis during the fourth quarter of 2017.

•	Total sales to Premier Agent advertisers who have been customers for more than one year increased 41% year-over-year during the fourth quarter of 2017.

•	Sales to existing Premier Agent advertisers accounted for 63% of total bookings during the fourth quarter of 2017.

Business Outlook - First Quarter and Full Year 2018

The following table presents Zillow Group’s business outlook for the periods presented:

	Three Months Ending	Year Ending
Zillow Group Outlook as of February 8, 2018	March 31, 2018	December 31, 2018
(in millions)
Revenue	$291 to $296	$1,302 to $1,317
Premier Agent revenue	$206 to $208	$900 to $910
Mortgages revenue	$21 to $22	$95 to $96
Rentals revenue (1)	$30 to $31	$144 to $146
Other revenue (1)	$34 to $35	$163 to $165
Operating expenses	$302 to $307	$1,240 to $1,255
Net income (loss)	$(18.3) to $(13.3)	$38 to $53
Adjusted EBITDA (2)	$42 to $47	$300 to $315
Depreciation and amortization	$27 to $29	$118 to $123
Share-based compensation expense	$26 to $28	$122 to $127
Capital expenditures	***	$93 to $98
Weighted average shares outstanding — basic	190.0 to 192.0	193.0 to 195.0
Weighted average shares outstanding — diluted	197.5 to 199.5	200.5 to 202.5

*** Outlook not provided

(1)	Zillow Group will begin reporting Rentals Revenue as a separate revenue category beginning with quarterly reporting for the three months ending March 31, 2018. In addition, Display Revenue will be included in the Other Revenue category and not reported separately. Beginning in 2018, Other Real Estate Revenue will be redefined as Other Revenue and will include revenue from New Construction, dotloop, Display, as well as from the sale of various other advertising and business software solutions.
(2)	A reconciliation of forecasted Adjusted EBITDA to forecasted net income (loss) is provided below in this press release.

Conference Call and Webcast Information

Zillow Group CEO Spencer Rascoff and CFO Kathleen Philips will host a live conference call and webcast to discuss the results today at 2 p.m. Pacific Time (5 p.m. Eastern Time). A copy of management’s prepared remarks will be made available on the investor relations section of Zillow Group’s website at http://investors.zillowgroup.com/results.cfm prior to the live conference call and webcast to allow analysts and investors additional time to review the details of the results.

Zillow Group’s management will first read the prepared remarks and then answer questions submitted via Sli.do, in addition to answering questions from dialed-in participants, during the live conference call. Questions may be submitted at www.slido.com using the event code #ZEarnings.

A link to the live webcast and recorded replay of the conference call will be available on the investor relations section of Zillow Group’s website at http://investors.zillowgroup.com/results.cfm. The live call may also be accessed via phone at (877) 643-7152 toll-free domestically and at (443) 863-7921 internationally.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding our business outlook, strategic priorities, and operational plans for 2018. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “continue,” “business outlook,” “forecast,” “estimate,” “outlook,” “guidance,” or similar expressions constitute forward-looking statements. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control. Factors that may contribute to such differences include, but are not limited to, Zillow Group’s ability to maintain and effectively manage an adequate rate of growth; Zillow Group’s ability to innovate and provide products and services that are attractive to its users and advertisers; Zillow Group’s ability to compete successfully against existing or future competitors; Zillow Group’s investment of resources to pursue strategies that may not prove effective; the impact of the real estate industry on Zillow Group’s business; the impact of pending litigation and other legal and regulatory matters; Zillow Group’s ability to increase awareness of the Zillow Group brands in a cost-effective manner; Zillow Group’s ability to attract consumers to Zillow Group’s mobile applications and websites; Zillow Group’s ability to successfully integrate and realize the benefits of our past or future strategic acquisitions or investments; the reliable performance of Zillow Group’s network infrastructure and content delivery processes; and Zillow Group’s ability to protect its intellectual property. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission, or SEC, and in Zillow Group’s other filings with the SEC. Except as may be required by law, Zillow Group does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA (including forecasted Adjusted EBITDA) and non-GAAP net income (loss) per share, which are non-GAAP financial measures. We have provided a reconciliation of Adjusted EBITDA (historical and forecasted) to net income (loss) (historical and forecasted), the most directly comparable GAAP financial measure, and a reconciliation of net income (loss), adjusted, to net loss, as reported on a GAAP basis, and the calculations of non-GAAP net income (loss) per share—basic and diluted, within this earnings release.

Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends, and to prepare and approve our annual budget. The exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not reflect impairment costs;

•	Adjusted EBITDA does not reflect acquisition-related costs;

•	Adjusted EBITDA does not reflect the gain on divestiture of business;

•	Adjusted EBITDA does not reflect interest expense or other income;

•	Adjusted EBITDA does not reflect the loss on debt extinguishment;

•	Adjusted EBITDA does not reflect income tax benefit (expense); and

•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net loss and our other GAAP results.

Our presentation of non-GAAP net income (loss) per share excludes the impact of share-based compensation expense, impairment costs, acquisition-related costs, loss on debt extinguishment, income tax benefit (expense) and the gain on divestiture of business. This measure is not a key metric used by our management and board of directors to measure operating performance or otherwise manage the business. However, we provide non-GAAP net income (loss) per share as supplemental information to investors, as we believe the exclusion of share-based compensation expense, impairment costs, acquisition-related costs, loss on debt extinguishment, income tax benefit (expense) and the gain on divestiture of business facilitates investors’ operating performance comparisons on a period-to-period basis. You should not consider these metrics in isolation or as substitutes for analysis of our results as reported under GAAP.

About Zillow Group

Zillow Group (NASDAQ:Z) (NASDAQ:ZG) houses a portfolio of the largest real estate and home-related brands on mobile and the web. The company’s brands focus on all stages of the home lifecycle: renting, buying, selling and financing. Zillow Group is committed to empowering consumers with unparalleled data, inspiration and knowledge around homes, and connecting them with the right local professionals to help. The Zillow Group portfolio of consumer brands includes real estate and rental marketplaces Zillow®, Trulia®, StreetEasy®, HotPads®, Naked Apartments® and RealEstate.com. In addition, Zillow Group provides a comprehensive suite of marketing software and technology solutions to help real estate, rental and mortgage professionals maximize business opportunities and connect with millions of consumers. The company operates a number of business brands for real estate, rental and mortgage professionals, including Mortech®, dotloop®, Bridge Interactive® and New Home Feed®. The company is headquartered in Seattle.

Please visit http://investors.zillowgroup.com, www.zillowgroup.com/ir-blog, and www.twitter.com/zillowgroup, where Zillow Group discloses information about the company, its financial information, and its business which may be deemed material.

The Zillow Group logo is available at http://zillowgroup.mediaroom.com/logos-photos.

Zillow, Premier Agent, Mortech, Bridge Interactive, StreetEasy, HotPads and New Home Feed are registered trademarks of Zillow, Inc. Trulia is a registered trademark of Trulia, LLC. dotloop is a registered trademark of DotLoop, LLC. Naked Apartments is a registered trademark of Naked Apartments, LLC.

Twitter is a registered trademark of Twitter, Inc.

(ZFIN)

Reported Consolidated Results

ZILLOW GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$352,095	$243,592
Short-term investments	410,444	263,923
Accounts receivable, net	54,396	40,527
Prepaid expenses and other current assets	24,590	34,817

Total current assets	841,525	582,859
Property and equipment, net	112,271	98,288
Goodwill	1,931,076	1,923,480
Intangible assets, net	319,711	527,464
Other assets	25,934	17,586

Total assets	$3,230,517	$3,149,677

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$3,587	$4,257
Accrued expenses and other current liabilities	61,373	38,427
Accrued compensation and benefits	19,109	24,057
Deferred revenue	31,918	29,154
Deferred rent, current portion	2,400	1,347

Total current liabilities	118,387	97,242
Deferred rent, net of current portion	21,330	15,298
Long-term debt	385,416	367,404
Deferred tax liabilities and other long-term liabilities	44,561	136,146

Total liabilities	569,694	616,090
Shareholders’ equity:
Class A common stock	6	5
Class B common stock	1	1
Class C capital stock	13	12
Additional paid-in capital	3,254,146	3,030,854
Accumulated other comprehensive loss	(1,100)	(242)
Accumulated deficit	(592,243)	(497,043)

Total shareholders’ equity	2,660,823	2,533,587

Total liabilities and shareholders’ equity	$3,230,517	$3,149,677

ZILLOW GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue	$282,330	$227,612	$1,076,794	$846,589
Costs and expenses:
Cost of revenue (exclusive of amortization) (1)(2)	22,559	18,706	85,203	69,262
Sales and marketing (2)	103,935	90,509	448,201	382,419
Technology and development (2)	85,187	67,320	319,985	255,583
General and administrative (2)	57,778	47,832	210,816	332,007
Impairment costs	174,000	—	174,000	—
Acquisition-related costs	97	533	463	1,423
Gain on divestiture of business	—	—	—	(1,251)

Total costs and expenses	443,556	224,900	1,238,668	1,039,443

Income (loss) from operations	(161,226)	2,712	(161,874)	(192,854)
Loss on debt extinguishment	—	(22,757)	—	(22,757)
Other income	1,415	716	5,385	2,711
Interest expense	(6,991)	(2,668)	(27,517)	(7,408)

Loss before income taxes	(166,802)	(21,997)	(184,006)	(220,308)
Income tax benefit (expense)	89,627	(1,494)	89,586	(130)

Net loss	$(77,175)	$(23,491)	$(94,420)	$(220,438)

Net loss per share — basic and diluted	$(0.41)	$(0.13)	$(0.51)	$(1.22)
Weighted-average shares outstanding — basic and diluted	189,439	181,852	186,453	180,149

(1) Amortization of website development costs and intangible assets included in technology and development	$24,392	$22,130	$94,349	$87,060
(2) Includes share-based compensation expense as follows:
Cost of revenue	$942	$888	$3,884	$3,550
Sales and marketing	5,041	5,754	22,735	23,320
Technology and development	10,609	8,306	39,938	31,466
General and administrative	12,817	10,818	47,014	48,582

Total	$29,409	$25,766	$113,571	$106,918

Other Financial Data:
Adjusted EBITDA (3)	$70,859	$54,749	$236,315	$14,826

(3) See above for more information regarding our presentation of Adjusted EBITDA.

ZILLOW GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2017	2016
Operating activities
Net loss	$(94,420)	$(220,438)
Adjustments to reconcile net loss to net cash provided by operating activities, net of amounts assumed in connection with acquisitions:
Depreciation and amortization	110,155	100,590
Share-based compensation expense	113,571	106,918
Loss on debt extinguishment	—	22,757
Amortization of discount and issuance costs on 2021 Notes	18,012	883
Impairment costs	174,000	—
Deferred income taxes	(89,586)	(1,370)
Loss on disposal of property and equipment	5,678	3,689
Gain on divestiture of business	—	(1,360)
Bad debt expense	7,349	2,681
Deferred rent	7,085	1,730
Amortization of bond premium	431	1,489
Changes in operating assets and liabilities:
Accounts receivable	(21,203)	(13,324)
Prepaid expenses and other assets	10,807	(13,260)
Accounts payable	(373)	856
Accrued expenses and other current liabilities	19,000	(5,065)
Accrued compensation and benefits	(4,948)	12,463
Deferred revenue	2,633	7,794
Other long-term liabilities	—	1,612

Net cash provided by operating activities	258,191	8,645
Investing activities
Proceeds from maturities of investments	259,227	199,369
Purchases of investments	(407,032)	(175,210)
Proceeds from sales of investments	—	4,963
Purchases of property and equipment	(66,728)	(62,060)
Purchases of intangible assets	(11,907)	(9,662)
Purchases of cost method investments	(10,000)	(10,000)
Proceeds from divestiture of a business	579	3,200
Cash paid for acquisitions, net	(11,533)	(16,319)

Net cash used in investing activities	(247,394)	(65,719)
Financing activities
Proceeds from issuance of 2021 Notes, net of issuance costs	—	447,784
Premiums paid for Capped Call Confirmations	—	(36,616)
Partial repurchase of 2020 Notes	—	(370,235)
Proceeds from exercise of stock options	98,071	31,211
Value of equity awards withheld for tax liability	(365)	(616)

Net cash provided by financing activities	97,706	71,528
Net increase in cash and cash equivalents during period	108,503	14,454
Cash and cash equivalents at beginning of period	243,592	229,138

Cash and cash equivalents at end of period	$352,095	$243,592

Supplemental disclosures of cash flow information
Cash paid for interest	$9,198	$6,325
Noncash transactions:
Capitalized share-based compensation	$11,236	$10,061
Write-off of fully depreciated property and equipment	$15,004	$14,564
Write-off of fully amortized intangible assets	$5,473	$9,293

Adjusted EBITDA

The following table presents a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, for each of the periods presented (in thousands, unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Reconciliation of Adjusted EBITDA to Net Loss:
Net loss	$(77,175)	$(23,491)	$(94,420)	$(220,438)
Other income	(1,415)	(716)	(5,385)	(2,711)
Depreciation and amortization expense	28,579	25,738	110,155	100,590
Share-based compensation expense	29,409	25,766	113,571	106,918
Impairment costs	174,000	—	174,000	—
Acquisition-related costs	97	533	463	1,423
Gain on divestiture of business	—	—	—	(1,251)
Interest expense	6,991	2,668	27,517	7,408
Loss on debt extinguishment	—	22,757	—	22,757
Income tax (benefit) expense	(89,627)	1,494	(89,586)	130

Adjusted EBITDA (1)	$70,859	$54,749	$236,315	$14,826

(1)	For the year ended December 31, 2016, Adjusted EBITDA includes the impact of a $130.0 million litigation settlement. Adjusted EBITDA for the year ended December 31, 2016 also includes $28.8 million in related legal costs.

Non-GAAP Net Income (Loss) per Share

The following table presents a reconciliation of net income (loss), adjusted, to net loss, as reported on a GAAP basis, and the calculation of non-GAAP net income (loss) per share—basic and diluted, for each of the periods presented (in thousands, except per share data, unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net loss, as reported	$(77,175)	$(23,491)	$(94,420)	$(220,438)
Share-based compensation expense	29,409	25,766	113,571	106,918
Impairment costs	174,000	—	174,000	—
Acquisition-related costs	97	533	463	1,423
Loss on debt extinguishment	—	22,757	—	22,757
Income tax (benefit) expense	(89,627)	1,494	(89,586)	130
Gain on divestiture of business	—	—	—	(1,251)

Net income (loss), adjusted	$36,704	$27,059	$104,028	$(90,461)

Non-GAAP net income (loss) per share - basic	$0.19	$0.15	$0.56	$(0.50)
Non-GAAP net income (loss) per share - diluted	$0.19	$0.14	$0.53	$(0.50)
Weighted-average shares outstanding - basic	189,439	181,852	186,453	180,149
Weighted-average shares outstanding - diluted	197,442	190,331	194,837	180,149

Revenue by Type

The following tables present our revenue by type (in thousands, unaudited) and as a percentage of total revenue for each of the periods presented (unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue:
Marketplace revenue:
Premier Agent	$199,514	$164,335	$761,594	$604,292
Other real estate	47,564	29,788	164,991	102,635
Mortgages	18,516	16,512	80,591	71,133

Total Marketplace revenue	265,594	210,635	1,007,176	778,060
Display revenue	16,736	16,977	69,618	68,529

Total revenue	$282,330	$227,612	$1,076,794	$846,589

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Percentage of Total Revenue:
Marketplace revenue:
Premier Agent	71%	72%	71%	71%
Other real estate	17%	13%	15%	12%
Mortgages	7%	7%	7%	8%

Total Marketplace revenue	94%	93%	94%	92%
Display revenue	6%	7%	6%	8%

Total revenue	100%	100%	100%	100%

Key Metrics

The following table sets forth our key metrics for each of the periods presented:

	Three Months Ended December 31,		2016 to 2017 % Change
	2017	2016
	(in millions)
Average Monthly Unique Users (1)	151.6	140.1	8%
Visits (2)	1,435.6	1,189.7	21%

(1)	Zillow, StreetEasy, HotPads, Naked Apartments and RealEstate.com (as of June 2017) measure unique users with Google Analytics, and Trulia measures unique users with Adobe Analytics (formerly called Omniture analytical tools).
(2)	Visits includes visits to the Zillow, Trulia, StreetEasy (as of March 2017) and RealEstate.com (as of June 2017) mobile apps and websites. We measure Zillow, StreetEasy and RealEstate.com visits with Google Analytics and Trulia visits with Adobe Analytics.

Reconciliation of Forecasted Adjusted EBITDA to Forecasted Net Income (Loss)

The following table presents a reconciliation of forecasted Adjusted EBITDA to forecasted net income (loss) at the midpoint of the range for each of the periods presented (in thousands, unaudited):

	Three Months Ending March 31, 2018	Year Ending December 31, 2018
Reconciliation of Forecasted Adjusted EBITDA to Forecasted Net Income (Loss):
Forecasted Net income (loss)	$(15,800)	$45,500
Forecasted Other income	(1,500)	(5,200)
Forecasted Depreciation and amortization expense	28,000	120,500
Forecasted Share-based compensation expense	27,000	124,500
Forecasted Interest expense	6,800	27,200
Forecasted Income tax benefit	—	(5,000)

Forecasted Adjusted EBITDA	$44,500	$307,500